Exhibit 99.1
This preliminary MJDS prospectus relating to the securities described in it has been filed in each of the provinces and territories of Canada, but has not yet become final for the purpose of a distribution. Information contained in this preliminary MJDS prospectus may not be complete and may have to be amended. The securities may not be distributed until a receipt is obtained for the MJDS prospectus.
This MJDS prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this preliminary MJDS prospectus and any representation to the contrary is an offence.
SUBJECT TO COMPLETION, DATED DECEMBER 19, 2025
PRELIMINARY MJDS PROSPECTUS
ASCEND WELLNESS HOLDINGS, INC.
$100,000,000
Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units
This MJDS prospectus (the “MJDS prospectus”) is being filed in Canada under National Instrument 71-101 — The Multijurisdictional Disclosure System (“NI 71-101”). This MJDS prospectus relates to the offer and sale from time to time by Ascend Wellness Holdings, Inc. (the “Company”) of Class A common stock, preferred stock, warrants, debt securities, subscription rights and units. Included in and forming part of this MJDS prospectus is the U.S. base shelf prospectus (the “U.S. prospectus”) which is part of a registration statement on Form S-3 (File No. [●]) (the “Registration Statement”) filed on December 19, 2025 by the Company with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the United States Securities Act of 1933, as amended.
This MJDS prospectus describes some of the general terms that may apply to the securities offered. Any time that securities are offered or sold by the Company using this MJDS prospectus, the Company will provide a prospectus supplement to this MJDS prospectus (each individually, a “Prospectus Supplement”) that contains specific information about the offering. The Prospectus Supplement may also add, update or change information contained in this MJDS prospectus. You should read this MJDS prospectus and any Prospectus Supplement carefully before you invest. This MJDS prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering. This MJDS prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.
The securities offered by this MJDS prospectus may be offered directly, through agents designated from time to time by the Company, or through underwriters or dealers. If any agents or underwriters are involved in the sale of any securities offered by the Company in this MJDS prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable Prospectus Supplement. This MJDS prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)). No underwriter of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus Supplement that is an ATM prospectus (as such term is defined in NI 44-102), including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
Investing in these securities involves certain risks. See section entitled “Risk Factors” herein and in the Company’s most recent Annual Report on Form 10-K (as defined herein) which is incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved these securities, or determined if this MJDS prospectus is truthful or complete. Any representation to the contrary is a criminal offence.
All of the directors and officers of the Company and the experts named in this MJDS prospectus reside outside of Canada. All of the assets of these persons and of the Company may be located outside Canada. The Company has appointed DLA Piper (Canada) LLP, Suite 5100, 333 Bay Street, Toronto, Ontario M5H 2S7, as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against the Company, its directors and officers and the experts named in this MJDS prospectus, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.
This offering is being made by a U.S. issuer using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that the requirements of U.S. securities laws may differ from those of the provinces and territories of Canada. The financial statements included or incorporated by reference in this MJDS prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. The Company has applied for exemptive relief from the provisions contained in NI 71-101 that would require the Company to include a reconciliation of the financial statements included or incorporated by reference in this MJDS prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles, to Canadian generally accepted accounting principles. The granting of the exemption will be evidenced by the issuance of a (final) receipt for this MJDS prospectus.
All dollar amounts in this MJDS prospectus are in United States dollars, unless otherwise indicated. Reference to “C$” are to Canadian dollars.
Information contained on the Company’s website shall not be deemed to be a part of this MJDS prospectus or incorporated by reference herein, or any Prospectus Supplement, and may not be relied upon by prospective investors for the purpose of determining whether to invest in the securities qualified for distribution under this MJDS prospectus or any Prospectus Supplement.
THE DATE OF THIS MJDS PROSPECTUS IS DECEMBER 19, 2025

This MJDS prospectus is being filed in relation to the distribution of securities of an entity that currently derives substantially all of its consolidated revenues from the cannabis industry in certain states of the United States, which industry is illegal under United States federal law and enforcement of relevant laws is a significant risk. The Company is directly involved (through its subsidiaries) in the cannabis industry in the United States where local state laws permit such activities. Currently, its subsidiaries and managed entities are engaged, whether directly, indirectly or through ancillary activities, in the manufacture, possession, use, sale, distribution or branding of cannabis and/or hold licenses in the adult use and/or medicinal cannabis marketplace in the states of Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania.
The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which schedules controlled substances, including cannabis, based on their approved medical use and potential for abuse. Cannabis, except hemp, which is defined as cannabis, with a tetrahydrocannabinol (“THC”) concentration of less than 0.3% on a dry weight basis, is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration (the “FDA”) has not approved cannabis or cannabis-derived compounds as a safe and effective drug for any indication. The FDA has, however, approved one cannabis derived drug product, Epidiolex, which contains a purified form of cannabidiol, a non-psychoactive cannabinoid in the cannabis plant, for the treatment of seizures associated with two epilepsy conditions. Despite the current state of the United States federal law and the CSA, medical cannabis is currently legal in 39 states, the District of Columbia, and the territories of Guam, Puerto Rico, the U.S. Virgin Islands, and the Northern Mariana Islands. Recreational, adult-use cannabis is legal in 24 states, two territories and the District of Columbia, although not all of those jurisdictions have fully implemented their legalization programs. Eleven states have also enacted low-THC/high-CBD only laws for medical cannabis patients. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, federal law shall apply.
On January 4, 2018, former United States Attorney General Jeff Sessions issued a memorandum to United States district attorneys which rescinded previous guidance from the United States Department of Justice (the “DOJ”) specific to cannabis enforcement in the United States, including the Cole Memorandum (as defined herein). With the Cole Memorandum rescinded, United States federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of United States federal law.
Mr. Sessions resigned on November 7, 2018. The former Attorneys General who succeeded former Attorney General Sessions following his resignation did not provide a clear policy directive for the United States as it pertains to state-legal cannabis related activities. President Donald J. Trump was sworn in as the 47th United States President on January 20, 2025, nominating Pamela Bondi to serve as Attorney General in his administration. It is not yet known whether the DOJ under President Trump and Attorney General Bondi, confirmed on February 4, 2025, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy. If the policy under Attorney General Bondi were to aggressively pursue financiers or owners of cannabis-related businesses, and United States Attorneys followed such DOJ policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis operations, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis, and/or (iii) the barring of its employees, directors, officers, managers and investors who are not United States citizens from entry into the United States for life. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current United States federal law criminalizing cannabis.
While federal prosecutors appear to continue to use the Cole Memorandum’s priorities as an enforcement guide, the prosecutorial effects resulting from the rescission of the Cole Memorandum and the implementation of the Sessions Memorandum remain uncertain. The sheer size of the cannabis industry, in addition to participation by state and local governments and investors, suggests that a large-scale federal enforcement operation may create unwanted political backlash for the DOJ. It is also possible that the revocation of the Cole Memorandum could motivate Congress to reconcile federal and state laws. While Congress is considering and has considered legislation that may address these issues, there can be no assurance that such legislation passes. Regardless, at this time, cannabis remains a Schedule I controlled substance at the federal level. The U.S. federal government has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use cannabis, even if state law authorizes such sale and disbursement. It is unclear whether the risk of enforcement has been altered.
Historically, the medical cannabis industry has been protected through a legislative safeguard, in the form of an amendment to each fiscal year’s federal appropriations bill, preventing the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law, known as the “Rohrabacher/Blumenauer Amendment.” The most recent iteration of the Rohrabacher/Blumenauer Amendment expired on September 30, 2025, and was not included in the federal government’s continuing budget resolution passed by Congress on November 12, 2025. As a result, these historical protections are no longer in place, and medical cannabis is now subject to identical treatment as non-medical adult-use cannabis on the federal level. It is too soon to determine what, if any, effect this will have on the United States cannabis industry. See “Overview of Government Regulation” in the U.S. prospectus.
In the absence of comprehensive reform of federal cannabis legislation, a growing number of members of Congress have expressed support for the federal legislation that would expand financial services to cannabis-related businesses and service providers, including the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”), Secure and Fair Enforcement Banking Act (the “SAFE Banking Act”), and the Preparing Regulators Effectively for a Post-Prohibition Adult Use Regulated Environmental Act (the “PREPARE Act”).
On February 6, 2025, the “No Deductions for Marijuana Businesses Act” was introduced in the Senate, and a similarly titled bill was introduced in the House of Representatives on February 21, 2025. Both versions of this legislation would maintain the applicability of Section 280E of the United States Internal Revenue Code of 1986, as amended, to cannabis businesses irrespective of the schedule of the CSA upon which cannabis is listed, or any change to the federal government’s regulation of cannabis other than its complete removal from the purview of the CSA. Neither bill has progressed out of committee assignment.
On October 6, 2022, former President Biden announced that he directed the Secretary of the United States Department of Health and Human Services and Attorney General Garland to initiate a review of cannabis’ classification as a Schedule I controlled substance under the CSA. On August 29, 2023, HHS completed its review and sent a letter to the United States Drug Enforcement Administration (“DEA”) calling for the rescheduling of cannabis from a Schedule I substance to a Schedule III substance under the CSA. The DEA has since been conducting its own review to evaluate cannabis’ safety. Under the CSA, HHS’ recommendations “shall be binding...as to scientific and medical matters.” On May 21, 2024, the DOJ and DEA published a public notice in the Federal Register proposing to transfer cannabis from Schedule I to Schedule III of the CSA, consistent with the view of the HHS that cannabis has a currently accepted medical use as well as HHS’ view about marijuana’s abuse potential and level of physical or psychological dependence. The CSA requires that such actions be made through formal rulemaking on the record after opportunity for a hearing. If the transfer to Schedule III is finalized, the regulatory controls applicable to Schedule III substances would apply, as appropriate, along with existing marijuana-specific requirements and any additional controls that might be implemented, including those that might be implemented to meet U.S. treaty obligations. If marijuana is transferred into Schedule III, the manufacture, distribution, dispensing, and possession or marijuana would remain subject to the applicable criminal prohibitions of the CSA. Any drugs containing a substance within the CSA’s definition of “marijuana” would also remain subject to the applicable prohibitions in the Federal Food, Drug, and Cosmetic Act. DOJ solicited comments on this proposal and the public comment period on the proposed rescheduling closed on July 22, 2024. On August 29, 2024, DEA published a notice of hearing on proposed rulemaking in the Federal Register, scheduling a hearing on rescheduling for December 2, 2024. As described in the DEA notice, the initial purpose of the December 2, 2024 hearing was for DEA to “receive factual evidence and expert opinion regarding” whether marijuana should be transferred to Schedule III of the list of controlled substances in the CSA. On October 31, 2024, Chief Administrative Law Judge John Mulrooney announced that this substantive hearing on the merits would be delayed until January or February of 2025 and that the December 2, 2024 hearing would serve as a preliminary hearing to (i) determined who among the witnesses notified by the DEA meets the regulatory definition of “interested person” entitled to present testimony and other evidence at the hearing, and (ii) determined scheduling and other logistical issues for the hearing on the merits early in 2025. On November 19, 2024, Judge Mulroney issued an “order Regarding Standing, Scope and Prehearing Procedures” for the December 2, 2024 hearing. On December 2, 2024, the preliminary hearing was held and, on December 4, 2024, Judge Mulroney issued a Prehearing Ruling (“Ruling”) pursuant to 21 C.F.R. § 1316.55, which established the framework for the evidentiary hearing to be convened over parts of several weeks beginning on January 21, 2025 and ending on March 6, 2025. As stated in the Ruling, the purpose of the hearing is to “receive factual evidence and expert opinion testimony regarding whether marijuana should be transferred to Schedule III under the CSA”. On January 13, 2025, Judge Mulrooney cancelled the January 21, 2025 hearing after a request by two private parties to remove the DEA from its role as proponent of the proposed reclassification rule was denied, the two private parties filed a motion for Judge Mulrooney to reconsider the denial of this request. On January 13, 2025, Judge Mulrooney (i) denied the motion for reconsideration; but (ii) granted leave for the parties to file an interlocutory appeal on the merits of Judge Mulrooney’s refusal to remove the DEA as proponent of the reclassification. Judge Mulrooney further requested that the parties provide a joint status update 90 days from the issuance of the January 13 order and every 90 days thereafter. On July 23, 2025, Judge Mulrooney issued a Notice to the parties that he would be retiring effective as of August 1, 2025 (“Retirement Notice”). The Retirement Notice states that there will be “no Administrative Law Judge to hear this matter[,]” and “[u]ntil there is a change in this circumstance, all matters filed in this case will be forwarded to the DEA Administrator, for whatever action, if any, he deems appropriate.” According to a joint status report filed by the DEA, as of October 6 there has been no progress regarding the rescheduling proceedings.
President Trump has expressed support for rescheduling marijuana to Schedule III stating that “[a]s president, we will continue to focus on research to unlock the medical uses of marijuana to a Schedule III drug, and work with Congress to pass common sense laws, including safe banking for state authorized companies, and supporting states [sic] rights to pass marijuana laws, like in Florida, that work so well for their citizens.” On December 18, 2025, President Trump signed an Executive Order titled “Increasing Medical Marijuana and Cannabidiol Research” (the “Rescheduling Order”) directing the Attorney General to expedite the process of rescheduling marijuana and to work with Congress to modify the revised definition of “hemp” included in the federal government’s continuing budget resolution passed by Congress on November 12, 2025. The Rescheduling Order specifically directs the United States Attorney General to “take all necessary steps to complete the rulemaking process related to rescheduling marijuana to Schedule III of the CSA in the most expeditious manner in accordance with Federal law, including 21 U.S.C. 811.”
There is no certainty as to the impact that the Rescheduling Order, or the rescheduling itself, would have on our business or the cannabis industry as a whole, particularly when considering potential implications for federal regulation and interstate commerce.
On December 2, 2022, President Biden signed into law H.R. 8454, the “medical Marijuana and Cannabidiol research Expansion Act,” (the “Research Expansion Act”) which establishes a new registration process for conducting research on cannabis and for manufacturing cannabis products for research purposes and drug development. The Research Expansion Act is the first piece of standalone federal cannabis reform legislation in United States history. Among other things, the Research Expansion Act; (i) directs the DEA to register practitioners to conduct cannabis and CBD research and manufacturers to supply cannabis for research purposes; (ii) expressly allows the DEA to register manufacturers and distributors of cannabis or CBD for the purposes of commercial production of a drug approved by the FDA; (iii) requires the DEA to assess whether there is an adequate and uninterrupted supply of cannabis for research purposes; (iv) permits registered entities to manufacture, distribute, dispense, or possess cannabis or CBD for purposes of medical research; (v) clarifies that physicians do not violate the CSA when they discuss the potential harms and benefits of cannabis and CBD with patients; and (vi) directs the DHS to coordinate with the National Institutes of Health and other agencies to report on the “therapeutic potential” of cannabis for conditions such as epilepsy, and the impact of cannabis on adolescent brain development.
There can be no assurance that the MORE Act, the SAFE Banking Act, the PREPARE Act, or similar legislation will be passed in the near future or at all. Further, there is also no certainty as to the impact such action would have on our business or the cannabis industry as a whole, particularly when considering potential implications for federal regulation and interstate commerce.
Federal hemp policy is undergoing its most significant shift since the 2018 Farm Bill was enacted. On November 12, 2025, in connection with the federal government’s continuing budget resolution, Congress amended the federal definition of “hemp,” imposing strict new potency caps of 0.4 milligrams of intoxicating forms of THC in all consumable hemp products. The new definition of hemp excludes hemp-derived intoxicating cannabinoids and synthetic or chemically converted cannabinoids (such as delta-8 THC and THCA-derived delta-9 THC). The change to the definition of hemp effectively bans nearly all consumable hemp products and goes into effect in November 2026. As disclosed above, the Rescheduling Order directs the executive office to work with Congress to propose modifications to the new federal definition of “hemp” enacted on November 12, 2025. At this time, there is no certainty as to whether any change will be made to the federal government’s revised definition of “hemp,” or the impact, if any, that such a change would have on our business or the cannabis industry as a whole.
We do not manufacture, distribute, or sell hemp-derived intoxicating cannabinoid products. While we have, from time to time, purchased hemp-derived oil as an ingredient in certain finished products, such use has been limited and is not material to our operations, and our state-licensed cannabis business does not rely on hemp-derived THC inputs. Based on our current product portfolio and operations, we do not expect the change in federal hemp policy to have a material direct impact on our business.
The federal regulatory framework applicable to hemp-derived cannabinoids may continue to evolve, including potential FDA rulemaking and related state-level changes. We continue to monitor federal and state regulatory developments to ensure our operations remain in compliance with applicable law and to evaluate any potential indirect effects on the broader cannabinoid supply chain.
There is also no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends or repeals the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a significant risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.
Cannabis, except hemp, remains a Schedule I controlled substance under the CSA, and neither the Cole Memorandum nor its rescission has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use cannabis, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

In light of the political and regulatory uncertainty surrounding the treatment of United States cannabis related activities, on February 8, 2018, the Canadian Securities Administrators published CSA Staff Notice 51-352 – (Revised) Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with United States cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the United States cannabis industry.
For these reasons, the Company’s operations in the United States cannabis market may subject the Company to heightened scrutiny by regulators, stock exchanges, clearing agencies and other United States and Canadian authorities. There are a number of risks associated with the business of the Company. See sections entitled “Risk Factors” and “Overview of Government Regulation” in the U.S. prospectus and “Issuers with U.S. Cannabis Related Assets” herein.

ABOUT THIS MJDS PROSPECTUS
This MJDS prospectus has been filed with securities regulatory authorities in each of the provinces and territories of Canada under the multijurisdictional disclosure system (“MJDS”) in conjunction with the filing of the U.S. prospectus that was filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the Company may sell any combination of the securities described in this MJDS prospectus in one or more offerings.
This MJDS prospectus incorporates by reference the U.S. prospectus contained in the associated Registration Statement which was filed on December 19, 2025 under the United States Securities Act of 1933, as amended. The U.S. prospectus was filed in the U.S. using a “shelf” registration or continuous offering process. Under this shelf process, the Company’s securities described in this MJDS prospectus may, from time to time, be offered and sold in one or more offerings up to a total dollar amount of $100,000,000.
The U.S. prospectus and Registration Statement, including the exhibits to the Registration Statement and other related documents, provide information about the Company and the securities offered under this MJDS prospectus. This MJDS prospectus includes the U.S. prospectus and does not include all of the information included in the Registration Statement. Each time the Company offers and sells any of the securities described in this MJDS prospectus, the Company will provide a Prospectus Supplement along with this MJDS prospectus. The accompanying Prospectus Supplement may also add, update or change information contained in this MJDS prospectus. If the information varies between this MJDS prospectus and the accompanying Prospectus Supplement, you should rely on the information in the accompanying Prospectus Supplement. You should read both this MJDS prospectus and the accompanying Prospectus Supplement together with the additional information described under “Documents Incorporated By Reference” in this MJDS prospectus.
The Company’s Class A common stock is listed on the Canadian Securities Exchange (the “CSE”) under the symbol “AAWH.U” and quoted on the OTCQX® Best Market operated by OTC Markets Group, Inc. (the “OTCQX”) under the symbol “AAWH”. On December 18, 2025, the last reported sale price for the Company’s Class A common stock on the CSE was $0.76 per share and on the OTCQX was $0.78 per share.
The U.S. prospectus incorporated by reference into this MJDS prospectus and the Registration Statement, including the exhibits to the Registration Statement and other related documents, provide information about the Company and the securities offered under this MJDS prospectus. The Registration Statement and the U.S. prospectus, including the exhibits, can be read at the SEC website at www.sec.gov, the website maintained by the Canadian Securities Administrators at www.sedarplus.ca, or the SEC public reference room mentioned under the heading “Where To Find Additional Information”.
You should rely only on the information provided in this MJDS prospectus or incorporated by reference into this MJDS prospectus. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of the securities offered under this MJDS prospectus in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this MJDS prospectus is accurate as of any date other than the date on the front of the document.
Neither the Company, nor any underwriter, nor any agent, nor any dealer has authorized anyone to provide any information other than that contained or incorporated by reference in this MJDS prospectus or in any permitted marketing materials prepared by the Company or on the Company’s behalf or to which the Company has referred you. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this MJDS prospectus, in any Prospectus Supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this MJDS prospectus or any Prospectus Supplement or any sale of securities. This MJDS prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is not permitted.

RISK FACTORS
An investment in the securities of the Company involves a number of risks. Before investing in any of the securities of the Company, prospective purchasers should carefully read and consider the risks described in the sections titled “Risk Factors” of the Annual Report on Form 10-K, which is incorporated in this MJDS prospectus by reference in its entirety, in addition to those risk factors set out in the Company’s annual, quarterly and current reports filed with the SEC, each of which may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC in the future. See “Documents Incorporated by Reference”. Additional risks, including those that relate to any particular securities that will be offered, will be included in the applicable Prospectus Supplement. The Company’s business, financial condition and/or results of operations could be materially adversely affected by any of these risk factors. The market or trading price of the Company’s securities could decline due to any of these risks. In addition, any prospective investor should carefully read and consider the “Cautionary Note Regarding Forward-Looking Statements” section of the U.S. prospectus, forming part of this MJDS prospectus, which describes additional uncertainties associated with the business of the Company and the forward-looking statements incorporated by reference in this MJDS prospectus. Please note that additional risks not presently known to the Company or that it currently deems immaterial may also impair the Company’s business and operations.
Summary of Risk Factors
Our business is subject to a number of risks and uncertainties of which you should be aware before making a decision to invest in our Class A common stock. This summary does not address all of the risks that we face. These risks include, among others, the following:
•volatility in the market price and limited liquidity of our Class A common stock;
•risks associated with the voting control exercised by holders of our Class B common stock;
•risks related to our ongoing share repurchase program;
•our ability to attract, retain and incentivize key personnel;
•our ability to continue to open new dispensaries and cultivation facilities as anticipated;
•the illegality of cannabis under United States federal law;
•uncertainty regarding future United States federal enforcement priorities;
•our ability to comply with state and federal regulations;
•restricted access to banking, payment processing and other financial services;
•constraints on marketing, labeling and product formats and risks related to our products;
•unfavorable U.S. federal income tax treatment under Section 280E;
•risks associated with potential future federal oversight, including by the FDA, DEA or other agencies;
•potential reputational harm or adverse changes in consumer perception;
•risks associated with acquisitions, dispositions and other strategic transactions;
•cybersecurity and other information technology risks;
•intense competition, commoditization and pricing pressure in the industry;
•general economic conditions, including inflation, unemployment levels and interest rates;
•political, macroeconomic and public health risks; and
•limited access to U.S. bankruptcy protections, which may adversely affect our ability to restructure or protect assets in a distress scenario.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This MJDS prospectus, each Prospectus Supplement and the information incorporated by reference in this MJDS prospectus and each Prospectus Supplement contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and forward-looking information within the meaning of applicable Canadian securities laws, that involve risks and uncertainties (collectively, “forward-looking statements”). We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as, but not limited to, “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section titled “Risk Factors,” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed thereafter, and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be additional risks, uncertainties, or factors that we have not identified or that we currently believe are immaterial, any of which could also cause actual results to differ materially. The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, receipt and/or maintenance of required licenses and success of our operations, competitive conditions, consumer demand, regulatory changes, access to financing, and general economic and market conditions. These statements are based on estimates prepared by us using data from publicly available governmental sources as well as from industry analysis and reflect management’s current beliefs, judgments, and expectations, which we believe to be reasonable. However, these assumptions are inherently uncertain and are subject to significant business, economic, regulatory, and competitive risks. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.
For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed after this MJDS prospectus. The risks and uncertainties described in our SEC filings are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
DOCUMENTS INCORPORATED BY REFERENCE
Rules of the Canadian securities regulators provide that documents incorporated or deemed to be incorporated by reference into the U.S. prospectus under U.S. federal securities law shall be, and are deemed to be, incorporated by reference into this MJDS prospectus. The information incorporated by reference is considered to be a part of this MJDS prospectus and later information that the Company files with the SEC will update and supersede this information. The documents incorporated by reference in the U.S. prospectus are set out under the heading “Information Incorporated by Reference” beginning on page 44 of the U.S. prospectus.
The following documents of the Company, and any future such documents that will be, filed with the securities commissions or similar authorities in each of the provinces and territories of Canada are specifically incorporated by reference in and form an integral part of this MJDS prospectus:
•the annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025, being the Company’s annual information form (the “Annual Report on Form 10-K”);
•the Company’s proxy statement on Schedule 14A filed with the SEC on March 21, 2025, relating to the Company’s annual meeting of shareholders held on April 30, 2025;

•the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025;
•the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025;
•the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 10, 2025; and
•the Company’s Current Reports on Form 8-K filed with the SEC on January 14, 2025, March 12, 2025, March 21, 2025, May 2, 2025, May 12, 2025, May 28, 2025, August 7, 2025, and November 10, 2025.
Any documents of the type required to be incorporated into a MJDS prospectus by applicable Canadian securities laws which are filed by the Company with the securities regulatory authorities in Canada after the date of this MJDS prospectus shall be deemed to be incorporated by reference into this MJDS prospectus, as prescribed by applicable securities laws.
Any statement contained in this MJDS prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this MJDS prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this MJDS prospectus, except as so modified or superseded.
You may request copies of the documents incorporated by reference at no cost, by writing or telephoning the Company at 44 Whippany Rd., Suite 101, Morristown, NJ 07960, telephone (646) 661-7600, Attention: Roman Nemchenko. Copies of the documented incorporation by reference may also be obtained from the website maintained by Canadian Securities Authorities, under the Company’s profile at www.sedarplus.ca.
Copies of these reports and documents are also available on the Company’s website at www.awholdings.com. The Company’s website is not a part of this MJDS prospectus. Readers should rely only on the information provided or incorporated by reference in this MJDS prospectus or in any applicable supplement to this MJDS prospectus. Readers should not assume that the information in this MJDS prospectus, the U.S. prospectus which forms part of this MJDS prospectus, and any applicable supplement is accurate as of any date other than the date of such documents.
ISSUERS WITH U.S. CANNABIS-RELATED ASSETS
On February 8, 2018, the Canadian Securities Administrators revised their previously released Staff Notice 51-352 which provides specific disclosure expectations for issuers that currently have, or are in the process of developing, cannabis-related activities in the U.S. as permitted within a particular state’s regulatory framework. All issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in prospectus filings and other required disclosure documents.
In accordance with Staff Notice 51-352, this MJDS prospectus and the U.S. prospectus include a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where the Company has direct, indirect and ancillary involvement, either itself or through its subsidiaries. In accordance with Staff Notice 51-352, the Company will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended and made available to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. Any non-compliance, citations or notices of violation which may have an impact on the Company’s licensing, business activities or operations will be promptly disclosed by the Company.
As a result of the Company’s involvement in cannabis-related activities in the U.S. (as described herein), the Company is properly subject to Staff Notice 51-352. The following table is intended to assist readers in identifying those parts of this MJDS prospectus, the U.S. prospectus, and the documents incorporated by reference therein, that address the disclosure expectations outlined in Staff Notice 51-352 for issuers that currently have cannabis-related activities in U.S. states where such activity has been authorized within a state regulatory framework:

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	U.S. prospectus Cross-Reference (1)
All Issuers with U.S. Marijuana- Related Activities	Describe the nature of the issuer’s involvement in the U.S. marijuana industry and include the disclosures indicated for at least one of the direct, indirect and ancillary industry involvement types noted in this table.	Bold boxed cover page disclosure in this MJDS prospectus Description of the Business - Page 6
Prominently state that marijuana is illegal under U.S. federal law and that enforcement of relevant laws is a significant risk.
Bold boxed cover page disclosure in this MJDS prospectus
Overview of Government Regulation - Page 7
Overview of Government Regulation - Compliance with Applicable State Laws in the United States - Page 13
Risk Factors - Risks Related to Our Business and Industry - Page 37 in the Annual Report on Form 10-K, incorporated by reference herein

Discuss any statements and other available guidance made by federal authorities or prosecutors regarding the risk of enforcement action in any jurisdiction where the issuer conducts U.S. marijuana-related activities.
Overview of Government Regulation - Page 7
Overview of Government Regulation - State Regulation of Cannabis - Illinois - Page 14
Overview of Government Regulation - State Regulation of Cannabis - Maryland - Page 16
Overview of Government Regulation - State Regulation of Cannabis - Massachusetts - Page 17
Overview of Government Regulation - State Regulation of Cannabis - Michigan - Page 19
Overview of Government Regulation - State Regulation of Cannabis - New Jersey - Page 22
Overview of Government Regulation - State Regulation of Cannabis - Ohio - Page 23
Overview of Government Regulation - State Regulation of Cannabis - Pennsylvania - Page 24
Risk Factors - Risks Relating to Our Business and Industry - Page 37 in the Annual Report on Form 10-K, incorporated by reference herein

	Outline related risks including, among others, the risk that third party service providers could suspend or withdraw services and the risk that regulatory bodies could impose certain restrictions on the issuer’s ability to operate in the U.S.	Overview of Government Regulation - Page 7 Risk Factors – Risks Relating to Our Business and Industry - Page 37 in the Annual Report on Form 10-K, incorporated by reference herein
	Given the illegality of marijuana under U.S. federal law, discuss the issuer’s ability to access both public and private capital and indicate what financing options are / are not available in order to support continuing operations.	Overview of Government Regulation - Page 7 Risk Factors - Risks Relating to Our Business and Industry - Page 37 in the Annual Report on Form 10-K, incorporated by reference herein
	Quantify the issuer’s balance sheet and operating statement exposure to U.S. marijuana related activities.	At the date of this MJDS prospectus, 100% of the Company’s operations are in the United States.
	Disclose if legal advice has not been obtained, either in the form of a legal opinion or otherwise, regarding (a) compliance with applicable state regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law.	The Company has received and continues to receive legal input regarding (a) compliance with applicable state regulatory frameworks in the states of Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania, and (b) potential exposure and implications arising from U.S. federal law. The Company receives such advice on an ongoing basis but has not received a formal legal opinion on such matters.

U.S. Marijuana Issuers with direct involvement in cultivation or distribution	Outline the regulations for U.S. states in which the issuer operates and confirm how the issuer complies with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.
Overview of Government Regulation - State Regulation of Cannabis - Illinois - Page 14
Overview of Government Regulation - State Regulation of Cannabis - Maryland - Page 16
Overview of Government Regulation - State Regulation of Cannabis - Massachusetts - Page 17
Overview of Government Regulation - State Regulation of Cannabis - Michigan - Page 19
Overview of Government Regulation - State Regulation of Cannabis - New Jersey - Page 22
Overview of Government Regulation - State Regulation of Cannabis - Ohio - Page 23
Overview of Government Regulation - State Regulation of Cannabis - Pennsylvania - Page 24

	Discuss the issuer’s program for monitoring compliance with U.S. state law on an ongoing basis, outline internal compliance procedures and provide a positive statement indicating that the issuer is in compliance with U.S. state law and the related licensing framework. Promptly disclose any non-compliance, citations or notices of violation which may have an impact on the issuer’s licence, business activities or operations.	Overview of Government Regulation - Page 7

U.S. Marijuana Issuers with indirect involvement in cultivation or distribution	Outline the regulations for U.S. states in which the issuer’s investee(s) operate.
Overview of Government Regulation - State Regulation of Cannabis - Illinois - Page 14
Overview of Government Regulation - State Regulation of Cannabis - Maryland - Page 16
Overview of Government Regulation - State Regulation of Cannabis - Massachusetts - Page 17
Overview of Government Regulation - State Regulation of Cannabis - Michigan - Page 19
Overview of Government Regulation - State Regulation of Cannabis - New Jersey - Page 22
Overview of Government Regulation - State Regulation of Cannabis - Ohio - Page 23
Overview of Government Regulation - State Regulation of Cannabis - Pennsylvania - Page 24

	Provide reasonable assurance, through either positive or negative statements, that the investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state. Promptly disclose any non compliance, citations or notices of violation, of which the issuer is aware, that may have an impact on the investee’s licence, business activities or operations,	Overview of Government Regulation - Compliance with Applicable State Laws in the United States - Page 13 Overview of Government Regulation - State Regulation of Cannabis - Page 14
U.S. Marijuana Issuers with material ancillary involvement	Provide reasonable assurance, through either positive or negative statements, that the applicable customer’s or investee’s business is in compliance with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. state.
Overview of Government Regulation - Compliance with Applicable State Laws in the United States - Page 13
Overview of Government Regulation - State Regulation of Cannabis - Illinois - Page 14
Overview of Government Regulation - State Regulation of Cannabis - Ohio - Page 23

Note:
(1)     Unless otherwise specified, page number references are in respect of the U.S. prospectus.
WHERE TO FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC and the Canadian Securities Authorities. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, from which interested persons can electronically access the Company’s SEC filings, including the Registration Statement and the exhibits and schedules thereto. In addition, the Canadian Securities Administrators maintains the System for Electronic Document Analysis and Retrieval, or “SEDAR+” website at www.sedarplus.ca, from which you can obtain reports, proxy and information statements and other information relating to the Company, including this MJDS prospectus.
PROMOTERS
AGP Partners, LLC (“AGP”), Abner Kurtin and Frank Perullo may each be considered a promoter of the Company within the meaning of applicable securities legislation in that each of them took the initiative in founding and organizing the Company. AGP is currently owned approximately 61.6% by entities controlled by Abner Kurtin and 22.1% by entities controlled by Frank Perullo. As of the date hereof, AGP owns or exercises control or direction over 27,578,175 shares of Class A common stock or 13.7% of the issued and outstanding shares of Class A common stock and 65,000 shares of Class B common stock or 100% of the issued and outstanding shares of Class B common stock, and, in addition to his interest in the shares of Class A common stock held by AGP, Mr. Kurtin owns or exercises control or direction over, directly or indirectly, 3,324,634 shares of Class A common stock, representing 1.6% of the issued and outstanding shares of Class A common stock.
Mr. Kurtin and Mr. Perullo are each relying on the criteria set forth in Coordinated Blanket Order 41-930 Exemptions from Certain Prospectus and Disclosure Requirements dated April 17, 2025, from the need to provide an independent promoter certificate provided that this MJDS prospectus includes a certificate signed by those individuals in a capacity other than that of a promoter.
LEGAL MATTERS
Certain Canadian legal matters relating to the securities that may be offered under this MJDS prospectus will be passed upon for the Company by DLA Piper (Canada) LLP.
REGULATORY RELIEF
As noted on the cover page of this MJDS prospectus, the Company has applied for exemptive relief from the provisions contained in NI 71-101 that would require the Company to include a reconciliation of the financial statements included or incorporated by reference in this MJDS prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles, to Canadian generally accepted accounting principles. The granting of the exemption will be evidenced by the issuance of a receipt for the (final) MJDS prospectus.
The Company has also applied for exemptive relief from the prospectus requirements of applicable Canadian securities laws to allow investment dealers acting as underwriters or selling group members of the Company to, among other things, provide investors in Canada with standard term sheets and marketing materials (each as defined in National Instrument 41-101 - General Prospectus Requirements (“NI 41-101”)), and conduct road shows (as defined in NI 41-101), in connection with offerings in Canada under this MJDS prospectus, conditional upon compliance with the conditions and requirements of Part 9A of NI 44-102 in the manner in which those conditions and requirements would apply if this MJDS prospectus were a final base shelf prospectus under NI 44-102.
Pursuant to a decision of the Autorité des marchés financiers dated December 18, 2025, the Company was granted a permanent exemption from the requirement to translate into French this MJDS prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this MJDS prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.
PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS
Unless provided otherwise in a Prospectus Supplement, the following is a description of a Canadian purchaser’s statutory and contractual rights.
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the MJDS prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. However, purchasers of securities distributed under an at-the market distribution by the Company will not have the right to withdraw from an agreement to purchase such securities and will not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to such securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. Any remedies under securities legislation that a purchaser of securities distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.
Original Canadian purchasers of warrants, subscription rights or receipts, purchase contracts or convertible or exchangeable debt securities (or units comprised partly thereof) will have a contractual right of rescission against the Company following the issuance of underlying securities of the Company to such original purchasers upon the conversion, exchange or exercise of the warrant, the subscription right or receipt, the purchase contract or the convertible or exchangeable debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable security upon surrender of the underlying securities of the Company issued upon the conversion, exchange or exercise of the applicable convertible, exchangeable or exercisable security, in the event that this MJDS prospectus, the relevant Prospectus Supplement or an amendment contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase under this MJDS prospectus of the applicable convertible, exchangeable or exercisable security; and (ii) the right of rescission is exercised within 180 days of the date of the purchase under this MJDS prospectus of the applicable convertible, exchangeable or exercisable security. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.
Original purchasers are further advised that the statutory right of action for damages for a misrepresentation contained in a prospectus is limited, in certain provincial and territorial securities legislation, to the price at which convertible, exchangeable or exercisable securities are offered to the public under a prospectus. This means that, under the securities legislation of certain provinces and territories of Canada, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE COMPANY
Dated: December 19, 2025
This MJDS prospectus, together with the documents incorporated in this MJDS prospectus by reference, will, as of the date of each supplement to this MJDS prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada, and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

/s/ Samuel Brill	/s/ Roman Nemchenko
Chief Executive Officer	Chief Financial Officer
On behalf of the Board of Directors
/s/ Abner Kurtin	/s/ Francis Perullo
Director and Executive Chairman	President and Director
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CERTIFICATE OF THE PROMOTER
Dated: December 19, 2025
This MJDS prospectus, together with the documents incorporated in this MJDS prospectus by reference, will, as of the date of each supplement to this MJDS prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered under the MJDS prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.
AGP PARTNERS, LLC
/s/ “Abner Kurtin”
Manager
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